Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 2-72277) of Federated Short-Term Municipal Trust, and to the incorporation by reference of our report dated August 10, 2004 on Federated Short-Term Municipal Trust included in the Annual Report to Shareholders for the fiscal year ended June 30, 2004.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
August 24, 2004